COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made and entered into as of May 15, 2008 (the “Effective Date”), by and among InfoSonics Corporation, a Maryland corporation (the “Company”), and Fanrock Investments Limited, a corporation organized under the laws of the British Virgin Islands (“Fanrock”).

A. The Company and Fanrock have entered into that certain Stock Purchase and Sale Agreement dated January 19, 2005 (the “2005 Agreement”), pursuant to which the Company purchased all of the outstanding shares of Primasel S.A., a corporation organized under the laws of Uruguay.

B. In connection with this Agreement, the Company and Fanrock entered into that certain Amendment No. 1 to Stock Purchase and Sale Agreement (the “Amendment”), whereby the parties agreed to amend the profit sharing agreement set forth in the 2005 Agreement.

C. As consideration for the Amendment, the Company desires to sell and issue to Fanrock, and Fanrock desires to receive from the Company, 100,000 shares of the Company’s unregistered common stock.

1. AGREEMENT TO PURCHASE AND SELL STOCK.

1.1 Authorization. As of the Effective Date, the Company has authorized the issuance, pursuant to the terms and conditions of this Agreement, of 100,000 shares of the Company's Common Stock, $0.001 par value per share (the “Shares”).

1.2 Agreement to Purchase and Sell. The Company hereby agrees to sell to Fanrock, and Fanrock hereby agrees to receive from the Company, the Shares in exchange for the Amendment.

1.3 Delivery of Stock Certificate. The Company shall deliver to Fanrock a duly executed stock certificate evidencing the Shares.

2. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Fanrock hereby represents and warrants to, and agrees with, the Company, that:

2.1 Authorization. This Agreement constitutes Fanrock's valid and legally binding obligation, enforceable in accordance with its terms. Fanrock represents that it has full power and authority to enter into this Agreement.

2.2 Purchase for Own Account for Investment. Fanrock is purchasing the Shares for Fanrock’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Fanrock has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Fanrock has any beneficial ownership of any of the Shares. Fanrock also represents that Fanrock has not been formed for the specific purpose of acquiring the Shares.

2.3 Access to Information. Fanrock has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Fanrock reasonably considers important in making the decision to purchase the Shares, and Fanrock has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

2.4 Understanding of Risks. Fanrock is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Fanrock may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.

2.5 Investor’s Qualifications. Fanrock understands that the purchase of the Shares involves substantial risk. Fanrock: (i) is able to fend for itself, can bear the economic risk of Fanrock's investment in the Shares and has such knowledge and experience in financial or business matters that Fanrock is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Fanrock to be aware of the character, business acumen and financial circumstances of such persons.

2.6 Accredited Investor Status. Fanrock is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

2.7 No General Solicitation. At no time was Fanrock presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

2.8 Compliance with Securities Laws. Fanrock understands and acknowledges that, in reliance upon the representations and warranties made by Fanrock herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and the Law which impose certain restrictions on Fanrock’s ability to transfer the Shares.

2.9 Restrictions on Transfer. Fanrock understands that Fanrock may not transfer any Shares unless such Shares are registered under the 1933 Act and qualified under the Law or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available.

2.10 Foreign Securities Compliance. If Fanrock is not a United States person (as defined in Regulation S of the 1933 Act), Fanrock hereby represents that it itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Shares, or any use of this Agreement, including, without limitation, (i) the legal requirements within its jurisdiction for the offer and purchase of the Shares, (ii) any foreign exchange restrictions applicable to such offer and purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the offer, purchase, holding, redemption, sale or other transfer of the Shares. Fanrock’s offer, purchase and payment for, and its continued beneficial ownership of the Shares will not violate any applicable securities or other laws of its jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Fanrock as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and duly qualified to transact business in the State of California, and has all requisite corporate power and authority to enter into and carry out the transactions contemplated by this Agreement, and to carry on its business as now conducted and as proposed to be conducted.

3.2 Corporate Authority. All corporate actions on the part of the Company and its officers and directors necessary for (i) the authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement, and (ii) the authorization, issuance, and delivery of all of the Shares being sold under this Agreement, have been taken.

3.3 Valid Issuance.

(a) The Shares to be issued pursuant hereto have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable and free of restrictions on transfer other than those set forth in this Agreement or federal and state securities laws.

(b) Based in part on the representations made by Fanrock in Section 3 hereof, the issuance of the Shares solely to Fanrock in accordance with this Agreement is exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the State of California.

3.4 Due Authorization. This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

4. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

4.1 Legends. Fanrock understands and agrees that the Company will place the legend set forth below or a similar legend on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Fanrock and the Company or any agreement between Fanrock and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4.2 Stop-Transfer Instructions. Fanrock agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Shares have been so transferred.

5. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Fanrock with all applicable state and federal laws and regulations. If Fanrock is not a United States person (as defined in Regulation S of the 1933 Act), Fanrock agrees to provide the Company with such filings, if any, as may be required by the securities or other laws of his or her jurisdiction in connection with this Agreement and the offer and purchase of the Shares.

6. GENERAL PROVISIONS.

6.1 Binding on Successors and Assigns. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.2 Governing Law and Venue. This Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws. Any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles County, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

6.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same agreement.

6.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in by its duly authorized representative and Fanrock has executed this Agreement, as of the Effective Date.

INFOSONICS CORPORATION

By:	/s/ Jeff Klausner
Name: Jeff Klausner
Title: Chief Financial Officer

FANROCK INVESTMENTS LIMITED

By:	/s/ Carlos Zimerman
Name:	Carlos Zimerman
Title: President
Address:

Fax:
E-mail:

[Signature Page To Common Stock Purchase Agreement]